UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2019

Okta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Street, Suite 600

San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

(888) 722-7871

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Appointment of Principal Accounting Officer

On October 1, 2019, Okta, Inc. (the “Company”) appointed Christopher K. Kramer, currently the Company’s Vice President, Controller, to the position of Chief Accounting Officer. In this position, Mr. Kramer will serve as the Company’s principal accounting officer. William E. Losch, the Company’s Chief Financial Officer, ceased serving in the capacity of principal accounting officer upon the effectiveness of Mr. Kramer’s appointment, but continues to serve as the Company’s Chief Financial Officer.

Mr. Kramer, 48, served as the Company’s Vice President, Controller from June 2016 to October 2019 and as the Company’s Controller from May 2014 to June 2016. From April 2013 to May 2014, Mr. Kramer served as Vice President, Corporate Controller of Cyan, Inc., a global supplier of software-defined networks. From December 2008 to April 2013, Mr. Kramer served as Vice President, Assistant Controller of Riverbed Technology, an information technology performance company. Mr. Kramer holds a Bachelor of Science in accounting from California Polytechnic State University, San Luis Obispo, and is a licensed CPA (inactive) in the State of California.

In connection with Mr. Kramer’s appointment as Chief Accounting Officer, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved that effective October 1, 2019 his annual base salary be $333,000, confirmed his eligibility to participate in the Company’s Amended and Restated Senior Executive Cash Incentive Bonus Plan, which is incorporated herein by reference, as of October 1, 2019 with a target bonus of 30% of his new base salary and confirmed his eligibility to participate in the Company’s Executive Severance Plan. Additionally, the Compensation Committee granted him an option to purchase 3,187 shares of the Company’s Class A common stock, and an additional award of 1,409 restricted stock units, each unit representing the right to acquire one share of the Company’s Class A common stock, under the Company’s 2017 Equity Incentive Plan. Mr. Kramer’s stock option award will vest over a period of four years, with 25% of the shares subject to the option vesting on October 1, 2020 and the remainder vesting in 36 equal monthly installments thereafter, subject to Mr. Kramer’s continued employment with the Company on the applicable vesting date. Mr. Kramer’s restricted stock unit award will vest over a period of four years, with 25% of the restricted stock units vesting on September 15, 2020, and the remainder vesting in 12 equal quarterly installments thereafter, subject to Mr. Kramer’s continued employment with the Company on the applicable vesting date. In addition, the Company entered into its standard form of indemnification agreement with Mr. Kramer.

There is no arrangement or understanding between Mr. Kramer and any other persons pursuant to which Mr. Kramer was appointed as Chief Accounting Officer. There are no family relationships between Mr. Kramer and any director or executive officer of the Company, and there are no transactions between Mr. Kramer and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of October 2019.

OKTA, INC.

By:	/s/ Jonathan T. Runyan
Name:	Jonathan T. Runyan
Title:	General Counsel